EX 99.28(d)(18)

Amendment to
Investment Advisory
and Management Agreement
between
Curian Variable Series Trust
and Curian Capital, LLC

This Amendment is made by and between Curian Variable Series Trust, a Massachusetts business trust (“Trust”), and Curian Capital, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement dated December 19, 2011 (“Agreement”).

Whereas, the parties have agreed to amend Schedule A and Schedule B of the Agreement to add the following new series of the Trust (“New Funds”) and to add each New Fund’s fee schedule:

New Funds (effective September 10, 2012):

1) Curian/DFA U.S. Micro Cap Fund;
2) Curian/Franklin Templeton Frontier Markets Fund;
3) Curian/Neuberger Berman Currency Fund;
4) Curian/Van Eck International Gold Fund;
5) Curian Guidance – Equity 100 Fund; and
6) Curian Guidance – Fixed Income 100 Fund.

Now Therefore, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 10, 2012 attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 10, 2012 attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed as of June 22, 2012, effective as of September 10, 2012.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Curian Variable Series Trust	Curian Capital, LLC

By: /s/ Kelly L. Crosser	By: /s/ Michael A. Bell
Name: Kelly L. Crosser	Name: Michael A. Bell
Title: Assistant Secretary	Title: President and Chief Executive Officer

Schedule A
September 10, 2012
(List of Funds)

Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Guidance – Maximize Income Fund
Curian Guidance – Balanced Income Fund
Curian Guidance – Rising Income Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Aggressive Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/DFA U.S. Micro Cap Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Strategy Fund
Curian/Neuberger Berman Currency Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund
Curian/Van Eck International Gold Fund

Schedule B
September 10, 2012
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
Curian Guidance – Equity 100 Fund	All Assets	.20%
Curian Guidance – Fixed Income 100 Fund	All Assets	.20%
Curian Guidance – Maximize Income Fund	All Assets	.20%
Curian Guidance – Balanced Income Fund	All Assets	.20%
Curian Guidance – Rising Income Fund	All Assets	.20%
Curian Guidance – Moderate Growth Fund	All Assets	.20%
Curian Guidance – Maximum Growth Fund	All Assets	.20%
Curian Guidance – Tactical Moderate Growth Fund	All Assets	.20%
Curian Guidance – Tactical Maximum Growth Fund	All Assets	.20%
Curian Guidance – Institutional Alt 65 Fund	All Assets	.20%
Curian Guidance – Institutional Alt 100 Fund	All Assets	.20%
Curian Tactical Advantage 35 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Tactical Advantage 60 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Tactical Advantage 75 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Dynamic Risk Advantage – Diversified Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian Dynamic Risk Advantage – Aggressive Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian Dynamic Risk Advantage – Income Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/American Funds® Growth Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/AQR Risk Parity Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/DFA U.S. Micro Cap Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/Epoch Global Shareholder Yield Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/FAMCO Covered Call Fund	$0 to $1 billion Over $1 billion	.60% .55%
Curian/Franklin Templeton Frontier Markets Fund	$0 to $1 billion Over $1 billion	1.40% 1.35%
Curian/Franklin Templeton Natural Resources Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/Invesco Balanced-Risk Commodities Strategy Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian/Neuberger Berman Currency Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/Nicholas Convertible Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/PIMCO Credit Income Fund	$0 to $1 billion Over $1 billion	.50% .45%
Curian/PineBridge Merger Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/The Boston Company Equity Income Fund	$0 to $1 billion Over $1 billion	.55% .50%
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Van Eck International Gold Fund	$0 to $1 billion Over $1 billion	.80% .75%